CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Artison Investments, Ltd.

We hereby consent to this inclusion in this Registration Statement on Form S-1/A Amendment No. 1, of our report dated August 30, 2010, of Artison Investments, Ltd. relating to the financial statements as of April 30, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

April 29, 2011